EXHIBIT 11                          Page 16

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                                EXHIBIT 11                          Page 17

                       BIOGEN, INC. and SUBSIDIARIES

                     Computation of Earnings Per Share
                                (unaudited)
                 (in thousands, except per share amounts)


                                                 Three months ended
                                          March 31,1994       March 31,1993


Primary earnings per share

Weighted average number of
 shares outstanding . . . . . . . .           32,402               31,795

Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants . . . . . . .            3,339                2,971
                                             --------            --------
Total . . . . . . . . . . . . . . .           35,741               34,766
                                             ========            ========

Net income. . . . . . . . . . . . .          $ 11,229            $ 11,260
                                             ========            ========
Primary earnings per
 share of common stock. . . . . . .          $  0.31             $   0.32
                                             ========            ========


Fully diluted earnings per share (a)

Weighted average number of
 shares outstanding . . . . . . . .           32,402               31,795

Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants . . . . . . .            3,339                2,971
                                             --------            --------
Total . . . . . . . . . . . . . . .           35,741               34,766
                                             ========            ========

Net income  . . . . . . . . . . . .          $ 11,229            $  11,260
                                             ========            ========

Fully diluted earnings
 per share of common stock. . . . .          $  0.31             $   0.32
                                             ========            ========


(a) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.